                                                                      EXHIBIT 15


Board of Directors
Atmos Energy Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3 D/A, No. 33-70212; Form S-3, No. 33-58220;
Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475;
Form S-3/A, No. 333-50477; Form S-3/A, No. 333-93705; Form S-3, No. 333-95525;
Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form S-8, No. 33-57687; Form
S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8,
No. 333-73143; Form S-8, No. 333-73145; and Form S-8, No. 333-63738) of Atmos
Energy Corporation and in the related Prospectuses of our report dated July 26, 2001, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended June 30, 2001.



                                                               ERNST & YOUNG LLP


Dallas, Texas
August 14, 2001